UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2005

SCS Transportation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4435 Main Street, Suite 930, Kansas City, Missouri		64111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-960-3664

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 21, 2005, SCS Transportation, Inc. (NASDAQ: SCST) entered into Amendment No. 1 to the Senior Notes Master Shelf Agreement with Prudential Investment Management, Inc. and certain of its affiliates (the Amendment). The Amendment, Consent, Cover Page and Schedule 6C(2) are attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01 and Item 2.03. The following is a brief description of the Amendment and is qualified in its entirety by reference to the Amendment as attached hereto:

· Increases the size of the available credit from $125 million to $150 million;

· Extends the eligible term for drawing the unused amount from September 2005 to April 2008.

Item 9.01. Financial Statements and Exhibits.

10.1 Amendment No. 1 to the Senior Notes Master Shelf Agreement dated as of April 21, 2005 and related, Consent, Cover Page and Schedule 6C(2)

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCS Transportation, Inc.

April 26, 2005	By:	James J. Bellinghausen

Name: James J. Bellinghausen
Title: Vice President of Finance and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to the Senior Notes Master Shelf Agreement dated as of April 21, 2005 and related, Consent, Cover Page and Schedule 6C(2)